UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 12, 2008 (February 5, 2008)

ALBEMARLE CORPORATION

(Exact name of Registrant as specified in charter)

Virginia	1-12658	54-1692118
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

330 South Fourth Street, Richmond, Virginia	23219
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code

(804) 788-6000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240. 14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240. 14d-2(b))

☐	Pre-commencement communications pursuant to Rule 1 3e-4(c) under the Exchange Act (17 CFR 240.1 3e-4(c))

Section 5 — Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2007 Bonuses

On February 5, 2008, the Executive Compensation Committee approved the following bonuses for fiscal 2007 under the Company’s 2003 Incentive Plan for the Company’s named executive officers: Mark C. Rohr, President and Chief Executive Officer ($1,000,000); John M. Steitz, Executive Vice President and Chief Operating Officer ($420,000); Richard J. Diemer, Jr., Senior Vice President and Chief Financial Officer ($330,000); Luther C. Kissam, IV, Senior Vice President, Law and Manufacturing ($345,000); and William M. Gottwald, Chairman of the Board ($300,000).

Restricted Stock Awards

On February 5, 2008, the Executive Compensation Committee approved a grant of 6,000 shares of restricted stock under the Albemarle Corporation 2003 Stock Incentive Plan (the “Plan”) to Mark C. Rohr. The shares of restricted stock granted to Mr. Rohr will vest in three equal increments beginning on the first anniversary date of the award. The award is subject to the terms of a Restricted Stock Award Agreement. The Restricted Stock Award Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Incentive Plan Target Bonuses

On February 5, 2008, the Executive Compensation Committee established the annual incentive plan metrics for 2008 bonuses based on the following factors: annual net income before special items, working capital reduction, health, safety and environmental metrics and strategic sustainability metrics.

Section 9 — Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits.

10.1	Restricted Stock Award Agreement for Mark C. Rohr

10.2	Notice of Performance Unit Award

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 12, 2008	ALBEMARLE CORPORATION

	By:	/s/ Nicole C. Daniel
Nicole C. Daniel
Assistant General Counsel and Assistant Secretary

EXHIBIT INDEX

Exhibit Number	Exhibit
10.1	Restricted Stock Award Agreement for Mark C. Rohr

10.2	Notice of Performance Unit Award

4